SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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The New York Times Company
(Name of Registrant as Specified In Its Charter)

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The New York Times

Company

Notice of 2003
Annual Meeting and
Proxy Statement

                    229  West 43rd Street

                      New York, NY 10036

                           tel  212-556-1234

Invitation to 2003 Annual Meeting of Stockholders

DATE: Tuesday, April 15, 2003

TIME: 10:00 a.m.

PLACE: New Amsterdam Theatre
214 West 42nd Street, New York, NY 10036

March 4, 2003

Dear Fellow Stockholder:

Please join me at our Annual Meeting on April 15, 2003, where we will ask you to vote on the election of our Board of Directors and the ratification of the selection of our auditors.

We are pleased to announce that all of our directors have agreed to stand for re-election at this year’s Annual Meeting.

Over the past year, our Board of Directors and management team have enhanced our Company’s corporate governance practices.  In many cases, we simply formalized our current procedures in order to comply with new stricter regulations.  In other cases, we introduced changes that we believe strengthen our Board.  We will implement further changes as new rules are promulgated and, in addition, as we think appropriate.

We hope you will take some time to review our enhanced corporate governance practices.  They are summarized on pages 15-16 of the enclosed Proxy Statement.  The formal Corporate Governance Principles recently approved by our Board are included as Appendix I.  The new charters of all five of our Board Committees can now be found in the Corporate Governance section of our corporate Web site, http://www.nytco.com/governance.  Our Audit Committee’s charter is also attached, as required, to our Proxy Statement as Appendix II.  We are proud that with these steps, our Company continues to maintain a leadership role in corporate goverance.

In addition to the formal items of business at our Annual Meeting, my colleagues and I will review the major Company developments over the past year and share with you our plans for the future.  You will have an opportunity to ask questions and express your views to the senior management of The New York Times Company.  Members of the Board of Directors will also be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented.  You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail.  Instructions on each of these voting methods are outlined in the enclosed Proxy Statement.  Please vote as soon as possible.

I hope to see you on April 15th.

Sincerely yours,

Arthur Sulzberger, Jr.
Chairman of the Board

                    229  West 43rd Street

                      New York, NY 10036

                           tel  212-556-1234

Notice of Annual Meeting of Stockholders

To be held April 15, 2003

To the Holders of Class A Common Stock and Class B Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 10:00 a.m., local time, on Tuesday, April 15, 2003, at the New Amsterdam Theatre, 214 West 42nd Street, New York, NY 10036, for the following purposes:

1.        To elect a Board of 13 members;

2.         To consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP, independent auditors, as auditors for the fiscal year ending December 28, 2003; and

3.        To transact such other business as may properly come before the meeting.

Holders of the Class A and Class B common stock as of the close of business on February 18, 2003, are entitled to notice of and to attend this meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 directors. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to ratify the selection of Deloitte & Touche LLP as auditors for the 2003 fiscal year. Class B stockholders are entitled to vote for the election of nine of the 13 directors and on all other matters presented to the meeting.

New York, NY
March 4, 2003

By Order of the Board of Directors

Rhonda L. Brauer
Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, ON THE INTERNET OR BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. THIS IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE MEETING.

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 15, 2003

Voting On Matters Before The Annual Meeting

Q:          What am I voting on?

A:          There are two items that stockholders are asked to vote on at the 2003 Annual Meeting:

♦     Proposal 1: Election of the Board of Directors; and

♦     Proposal 2: Ratification of the selection of our auditors, Deloitte & Touche LLP, as auditors for the fiscal year ending December 28, 2003.

Q:          Who is entitled to vote?

A:          The New York Times Company has two classes of outstanding voting securities: Class A common stock and Class B common stock. Stockholders of record of Class A or Class B stock as of the close of business on February 18, 2003, may vote at the 2003 Annual Meeting. As of February 18, 2003, there were 151,325,802 shares of Class A stock and 843,806 shares of Class B stock outstanding. Each share of stock is entitled to one vote.

With respect to the two proposals to be voted on at the Annual Meeting:

♦     Proposal 1: Class A stockholders may vote for the election of 4 of the 13 directors. Class B stockholders may vote for the election of 9 of the 13 directors.

♦     Proposal 2: Class A and B stockholders, voting together as a single class, may vote on this proposal.

Class B stockholders are also entitled to vote on all other matters presented to the meeting.

Q:          How do I cast my vote?

A:          If you hold stock as a registered stockholder, you can vote in person at the Annual Meeting or you can vote by mail, telephone or on the Internet. See “Voting Methods,” on page 2, for more details.

If your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing how to vote your stock. The availability of telephone or Internet voting will depend upon the bank or broker’s voting processes.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on April 14, 2003.

If you submit a proxy card without giving instructions, your shares will be voted as recommended by the Board of Directors.

Q:          How does the Board of Directors recommend voting?

A:          The Board of Directors recommends voting:

♦     FOR each nominee to the Board of Directors; and

                        The Audit Committee of the Board recommends voting:

♦     FOR ratification of Deloitte & Touche LLP as auditors.

Q:          How will my stock be voted on other business brought up at the Annual Meeting?

A:          By submitting your proxy card, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The New York Times Company does not know of any other business to be considered at the Annual Meeting.

Q:          Can I change my vote or revoke my proxy?

A:          Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the meeting.

Q:          Will abstentions or broker non-votes affect the voting results?

A:          Abstentions will have the same effect as negative votes on Proposal 2 but no effect on Proposal 1.

If a broker, which is the record holder of shares, indicates on a proxy form that it does not have discretionary authority to vote those shares on a Proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld on such Proposal, those non-voted shares will be counted for quorum purposes but will have the same effect as a negative vote on Proposal 2 and no effect on Proposal 1.

Q:          What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:          We are sending this Proxy Statement and the proxies to our stockholders beginning on or about March 4, 2003.

Q:          What are the costs of this proxy solicitation?

A:          The Board of Directors of The New York Times Company is soliciting your proxy for use at the Annual Meeting, and at any adjournment thereof. The Company will bear the cost of this proxy solicitation, including the reimbursement to banks and brokers for reasonable expenses of sending out proxy materials to the beneficial owners of our common stock. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies from brokers, banks, institutions and other fiduciaries by mail, telephone, and fax for a fee of $7,500 plus out-of-pocket expenses. In addition, officers of The New York Times Company may solicit proxies in person or by mail, telephone, e-mail or fax.

Voting Methods

We have been advised by our legal counsel that the procedures that have been put in place are consistent with the requirements of applicable state law. Please remember that if your stock is held through a broker or bank, you will receive voting instructions from your bank or broker describing the available processes for voting your stock.

Voting in Person at the Annual Meeting

Attend the Annual Meeting to be held at 10:00 a.m. on Tuesday, April 15, 2003, at the New Amsterdam Theatre, 214 West 42nd Street, New York, NY 10036.

Please note that even if you hold your stock in street name, you can still vote in person at the Annual Meeting if you obtain a legal proxy from your broker. Please contact your broker for information.

Internet Voting (Available 24 hours a day)

Go to the Web site address:                         http://www.eproxyvote.com/nyt for Class A stockholders
http://www.eproxyvote.com/nyt1 for Class B stockholders

Enter your Control Number. You will find it on your proxy card, to the right of your name and address on the lower right of your card.

Mark your selections.

Click on “Submit your vote”.

Review your recorded selections.

Click on “Proceed” to confirm your vote.

If you currently receive the Company’s Proxy Statement, Annual Report and proxy card by mail and would prefer to receive these documents via the Internet, you may consent to future Internet receipt of these documents when voting your shares on the Internet.

Telephone Voting (Available 24 hours a day)

Call 1-877-PRX-VOTE (1-877-779-8683)

Enter your Control Number. You will find it on your proxy card, to the right of your name and address on the lower right of your card.

Follow the voice prompts.

Proxy Card Voting by Mail

Mark your selections.

Date and sign your name as it appears on the proxy card.

Mail the completed proxy in the return envelope provided.

Note: If you voted by telephone or the Internet, do not return your proxy card by mail.

Where To Find More Information On The New York Times Company

Documents Filed with the Securities and Exchange Commission (“SEC”)

♦             This Proxy Statement is accompanied by the Company’s 2002 Annual Report, which includes the Company’s Form 10-K for the year ended December 29, 2002, that we have previously filed with the SEC and that includes audited financial statements.

♦             You can obtain any of the documents that we file with the SEC (including an additional copy of our 2002 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

The New York Times Company
229 West 43rd Street
New York, NY 10036
Phone: (212) 556-1234
Attention: Corporate Secretary

♦             We will send you the requested documents without charge, excluding exhibits.

♦             If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Annual Meeting, please do so by April 1, 2003, so that you will receive them before the Annual Meeting.

Additional Information

There are a number of other sources for additional information on The New York Times Company:

♦             The Securities and Exchange Commission. We file reports, proxy statements and other information with the SEC, much of which can be accessed through the SEC’s Web site (http://www.sec.gov) or can be reviewed and copied at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the Public Reference Room.

♦             The New York Stock Exchange. As the Class A stock of The New York Times Company is listed on the New York Stock Exchange, reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

♦             The New York Times Company Web site. Our Web site at http://www.nytco.com provides ongoing information about the Company and its performance. Please note that information contained on our Web site does not constitute part of this Proxy Statement.

IMPORTANT NOTE:

You should rely only on the information contained in this Proxy Statement to vote on the Proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated March 4, 2003. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

General Information

The 1997 Trust

Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The title of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, Arthur Sulzberger, Jr., who also serves as the current Chairman of the Board.

In February 1990, on the death of Adolph Ochs’s daughter, Iphigene Ochs Sulzberger (“Mrs. Sulzberger”), control passed to her four children through the automatic termination of a trust established by her father. That trust held 83.7 percent of the Class B stock of the Company, which is not publicly traded and the holders of which have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger’s four children are: Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (the “grantors”).

In 1997, the grantors executed an indenture (the “Trust Indenture”) creating a trust (the “1997 Trust”) for the benefit of each of the grantors and his or her family. The grantors transferred to the 1997 Trust all shares of Class B stock previously held by the trust established by Adolph Ochs, together with a number of shares of  Class A stock. The 1997 Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The trustees of the 1997 Trust are also the indirect owners of an additional 4,343,488 shares of Class A stock. The primary objective of the 1997 Trust is to maintain the editorial independence and the integrity of The New York Times and to continue it as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare (“the primary objective of the 1997 Trust”).

The current trustees of the 1997 Trust are Daniel H. Cohen, Lynn G. Dolnick, Jacqueline H. Dryfoos, Arthur S. Golden, Michael Golden, Eric M. A. Lax, Arthur Sulzberger, Jr., and Cathy J. Sulzberger (the “Trustees”).

The 1997 Trust will continue in existence until the expiration of 21 years after the death of the survivor of all descendants of Mrs. Sulzberger living on December 14, 2000. The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the “Shareholders Agreement”) among the grantors, their children and the Company, which restricts the transfer of Class B stock by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders (including the 1997 Trust) and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders (including the 1997 Trust) or the Company and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers within the family of Adolph S. Ochs provided that the recipients become parties to the Shareholders Agreement.

In addition, the Shareholders Agreement provides that if the Company is a party to a merger (other than a merger solely to change the Company’s jurisdiction of incorporation), consolidation or plan of liquidation in which the Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.

The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the 1997 Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they unanimously determine that the primary objective of the 1997 Trust can be achieved better by the sale, distribution or conversion of such stock or by the implementation of such transaction. If upon such determination any Class B stock is distributed to the beneficiaries of the 1997 Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect). Similarly, any sale by the 1997 Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.

The Trustees are granted various powers and rights, including among others: (i) to vote all of the shares of Class A and Class B stock held by the 1997 Trust; (ii) to nominate the trustees who also serve on the Company’s Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trustees act by the affirmative vote of six of the eight Trustees. Generally, a Trustee may be removed by the agreement of six of the remaining seven Trustees. In general, when a vacancy occurs in the position of a trustee who does not serve on the Company’s Board of Directors, the new trustee shall be elected by the beneficiaries of the 1997 Trust.

Upon the termination of the 1997 Trust at the end of the stated term thereof, the shares of Class A and Class B stock held by such trust will be distributed to the descendants of Mrs. Sulzberger then living.

Principal Holders of Common Stock

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on February 18, 2003, more than 5% of the outstanding shares of either Class A or Class B stock:

	Shares (%)
Name and Address	Class A		Class B
1997 Trust[1,2] 229 West 43rd Street New York, NY 10036	6,482,298	(4.3%)	738,810	(87.6%)
Daniel H. Cohen[1,2,3] 229 West 43rd Street New York, NY 10036	6,556,393	(4.3%)	740,430	(87.7%)
Lynn G. Dolnick[1,2,4] 229 West 43rd Street New York, NY 10036	6,526,366	(4.3%)	739,928	(87.7%)
Jacqueline H. Dryfoos[1,2,5] 229 West 43rd Street New York, NY 10036	6,968,906	(4.6%)	739,410	(87.6%)
Arthur S. Golden[1,2,6] 229 West 43rd Street New York, NY 10036	6,587,200	(4.4%)	739,928	(87.7%)
Michael Golden[1,2,7] 229 West 43rd Street New York, NY 10036	6,810,985	(4.5%)	739,930	(87.7%)
Eric M. A. Lax[1,2,8] 229 West 43rd Street New York, NY 10036	6,527,528	(4.3%)	738,810	(87.6%)
Arthur Sulzberger, Jr.[1,2,9] 229 West 43rd Street New York, NY 10036	7,096,095	(4.7%)	739,770	(87.7%)
Cathy J. Sulzberger[1,2,10] 229 West 43rd Street New York, NY 10036	6,575,628	(4.3%)	739,770	(87.7%)
Prudential Financial, Inc.[11] 751 Broad Street Newark, NJ 07102	8,331,822	(5.5%)	0

                     1.   Each of the Trustees shares voting and investment power with respect to the shares owned by the 1997 Trust. Thus, under SEC regulations, each may be deemed a beneficial owner of the shares held by the 1997 Trust. Such shares are therefore included in the amounts listed in this table for each of them. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being co-trustees of the 1997 Trust, the Trustees could be deemed to comprise a “group” within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 8,273,015 shares of Class A stock, representing approximately 5.5% of the outstanding shares of Class A stock, which shares include 746,306 shares issuable upon the conversion of 746,306 shares of Class B stock and 792,404 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Company’s stock option plans. The share number set forth for the 1997 Trust also includes 4,343,488 shares of Class A stock owned by the Trustees.

       2.   Class B stock is convertible into Class A stock on a share for share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the table of Class A stock ownership, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock

(Footnotes continue on following page)

(Footnotes continued from preceding page)

all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the 1997 Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.

       3.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Cohen include (a) 25,140 shares of Class A stock held jointly with his wife, 4,943 shares of Class A stock held solely and 1,620 shares of Class B stock held solely and (b) 42,392 shares of Class A stock held by two charitable trusts of which Mr. Cohen is a co-trustee and of which Mr. Cohen disclaims beneficial ownership.

       4.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Dr. Dolnick include (a) 12,654 shares of Class A stock and 1,118 shares of Class B stock held jointly with her husband and (b) 30,296 shares of Class A stock held by two trusts of which Dr. Dolnick is the sole trustee. These trusts were created by Dr. Dolnick’s brother, Michael Golden, for the benefit of his daughters. Dr. Dolnick disclaims beneficial ownership of these shares. The holdings of Class A stock reported for Dr. Dolnick exclude 31,400 shares of Class A stock held by trusts of which Dr. Dolnick’s husband is the sole trustee and the beneficiaries of which are their children.

       5.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Dryfoos include (a) 474,008 shares of Class A stock and 600 shares of Class B stock held solely and (b) 12,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Company’s Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”).

       6.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. A. Golden include (a) 5,784 shares of Class A stock and 1,118 shares of Class B stock held jointly with his wife and (b) 98,000 shares of Class A stock held by a charitable trust of which Mr. A. Golden is the sole trustee and of which Mr. A. Golden disclaims beneficial ownership. The holdings of Class A stock reported for Mr. A. Golden exclude 36,806 shares of Class A stock held by trusts of which Mr. A. Golden’s wife is a trustee and the beneficiaries of which are their children.

       7.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. M. Golden include (a) 6,675 shares of Class A stock and 1,120 shares of Class B stock held solely and 29,768 shares of Class A stock held jointly with his wife and (b) 291,124 shares which can be acquired within 60 days upon the exercise of options granted under the Company’s 1991 Executive Stock Incentive Plan (the “NYT Stock Plan”) (of which 65,562 have been transferred to a family limited partnership). The holdings of Class A stock reported for Mr. M. Golden exclude 700 shares of Class A stock owned by his wife.

       8.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Mr. Lax include (a) 17,220 shares of Class A stock held jointly with his wife and (b) 28,010 shares of Class A stock held for the benefit of his children by his wife as custodian. Mr. Lax disclaims beneficial ownership of the shares held for his children.  The holdings of Class A stock reported for Mr. Lax exclude 49,242 shares of Class A stock and 960 shares of Class B stock owned by his wife.

       9.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings reported for Mr. Sulzberger, Jr. include (a) 20,801 shares of Class A stock and 960 shares of Class B stock held solely and 7,066 shares of Class A stock held jointly with his wife, (b) 19,690 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr. is a co-trustee, which were created by Mr. Sulzberger, Jr.’s cousin for the benefit of the latter’s children and of which Mr. Sulzberger, Jr. disclaims beneficial ownership, (c) 485,280 shares which could be acquired within 60 days upon the exercise of options granted under the NYT Stock Plan (of which 60,140 have been transferred to a family limited partnership) and (d) 80,000 restricted shares of Class A stock granted under the NYT Stock Plan. The holdings of Class A stock reported for Mr. Sulzberger, Jr. exclude 22,790 shares of Class A stock held by trusts of which Mr. Sulzberger, Jr.’s wife is a co-trustee and the beneficiaries of which are their children.

    10.   In addition to the amounts of Class A and Class B stock described in notes 1 and 2, the holdings for Ms. Sulzberger include (a) 38,803 shares of Class A stock and 960 shares of Class B stock held solely, (b) 4,000 shares of Class A stock which could be acquired within 60 days upon the exercise of options granted under the Directors’ Plan, and (c) 23,156 shares of Class A stock held by a trust created by Ms. Sulzberger’s cousin, Ms. Dryfoos, for the benefit of her children of which Ms. Sulzberger is the sole trustee, 7,771 shares of Class A stock held by a trust created by Ms. Sulzberger’s son of which Ms. Sulzberger is a co-trustee, 18,410 shares of Class A stock held in trusts or accounts under uniform gifts to minors acts for the benefit of Ms. Sulzberger’s children of which Ms. Sulzberger is the sole trustee/custodian and 230 shares of Class A stock held in a trust for the benefit of Ms. Sulzberger’s nephew of which Ms. Sulzberger is the sole trustee. Ms. Sulzberger disclaims beneficial ownership of all shares of Class A stock held by such trusts and accounts. The holdings of Class A stock reported for Ms. Sulzberger exclude 1,736 shares of Class A stock held by her husband and 1,040 shares of Class A stock held by her adult daughter.

    11.   According to information contained in its filing with the SEC pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended, by Prudential Financial, Inc. (“Prudential Financial”), as of December 31, 2002, Prudential Financial may be deemed to have beneficially owned 8,331,822 shares of Class A stock. According to the filing, 19,700 of such shares were held for the benefit of the general account of its subsidiary, Prudential Insurance Company of America, and the remaining 8,312,122 shares were held for Prudential Financial’s own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates, including Prudential Financial’s subsidiary, Jennison Associates LLC (“Jennison”). According to the separate filing made by Jennison, in its role as an investment adviser of various managed portfolios, as of December 31, 2002, Jennison may be deemed to have been the beneficial owner of 8,174,875 of these shares of Class A stock. Each filing states that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of the Company.

Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 18, 2003, of Class A and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, the chief executive officer and the four other most highly compensated executive officers of the Company during 2002 and all directors and executive officers of the Company, as a group. A portion of the shares reported below are held by the 1997 Trust, whose Trustees share voting and, in some cases, investment power with respect thereto. See “The 1997 Trust”.

	Shares (%)
	Class A		Class B
John F. Akers[1] Director	34,878		0
Brenda C. Barnes[1] Director	25,450		0
Raul E. Cesan[1] Director	41,000		0
Jacqueline H. Dryfoos[2,3] Director	6,968,906	(4.6%)	739,410	(87.6%)
Leonard P. Forman[4] Senior Vice President and Chief Financial Officer	125,224		0
Michael Golden[2,3] Vice Chairman, Senior Vice President and Director	6,810,985	(4.5%)	739,930	(87.7%)
William E. Kennard[1] Director	5,200		0
Russell T. Lewis[4] President, Chief Executive Officer and Director	415,760		0
David E. Liddle[1] Director	14,600		0
Ellen R. Marram[1] Director	24,000		0
Janet L. Robinson[4] Senior Vice President, Newspaper Operations, and President and General Manager of The New York Times	311,182		0
Henry B. Schacht[1] Director	26,000		0
Donald M. Stewart[1] Director	25,259		0
Arthur Sulzberger, Jr.[2,3] Chairman of the Board, Publisher of The New York Times and Director	7,096,095	(4.7%)	739,770	(87.7%)

(Table continues and footnotes appear on following page)

Cathy J. Sulzberger[2,3] Director	6,575,628	(4.3%)	739,770	(87.7%)
All Directors and Executive Officers[2] (24 individuals)	9,727,162	(6.4%)	742,450	(88.0%)

Note: Each individual Director and Executive Officer has beneficial ownership of less than 1%, other than in those instances noted.

1.      The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the Directors’ Plan, as follows: Mr. Akers: 24,000 shares; Ms. Barnes: 20,000 shares; Mr. Cesan: 16,000 shares; Mr. Kennard: 4,000 shares; Mr. Liddle: 12,000 shares; Ms. Marram: 20,000 shares; Mr. Schacht: 16,000 shares; Dr. Stewart: 16,000 shares.

2.      Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each director, nominee and executive officer has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus all shares of Class B stock held by the directors and executive officers, including shares held by the 1997 Trust, have been included in the calculation of the total amount of Class A stock owned by such persons as well as in the calculation of the total amount of Class B stock owned by such persons. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.

3.      See “Principal Holders of Common Stock” and “The 1997 Trust” for a discussion of this director’s holdings.

4.      The amounts reported include shares of Class A stock which could be acquired within 60 days upon the exercise of stock options under the NYT Stock Plan, as follows: Mr. Forman: 124,575 shares; Mr. Lewis: 321,846 shares (of which 59,346 options have been transferred to his two children); Ms. Robinson: 259,028 shares. Also, the amounts reported include 90,000 restricted shares of Class A stock granted under the NYT Stock Plan owned by Mr. Lewis and 48,000 restricted shares of Class A stock granted under the NYT Stock Plan owned by Ms. Robinson.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers and the beneficial holders of more than 10% of the Class A stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports, the Company believes that all such filing requirements were met during 2002.

Proposal Number 1 –
Election of Directors

Thirteen Directors will be elected to the Board of The New York Times Company at the 2003 Annual Meeting. Nominees proposed for election as directors are listed below. Directors will hold office until the next Annual Meeting and until their successors are elected and qualified. Each of the nominees is now a member of the Board of Directors and was elected at the 2002 Annual Meeting for which proxies were solicited.

The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 directors; Class B stockholders will elect nine. Directors are elected by a plurality of the votes cast.

Class A Nominees (4)	Class B Nominees (9)
Raul E. Cesan	John F. Akers
William E. Kennard	Brenda C. Barnes
Henry B. Schacht	Jacqueline H. Dryfoos
Donald M. Stewart	Michael Golden
Russell T. Lewis
David E. Liddle
Ellen R. Marram
Arthur Sulzberger, Jr.
Cathy J. Sulzberger

If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Notes on Nominees:

♦             Cathy J. Sulzberger and Arthur Sulzberger, Jr. are siblings.

♦             Michael Golden, Arthur Sulzberger, Jr. and Cathy J. Sulzberger, and Jacqueline H. Dryfoos are cousins.

Profiles of Nominees for The Board of Directors

The following information was provided by the nominees:

Class A Directors

Raul E. Cesan
Age:	55
Director Since:	1999
Principal Occupation:	Director of various corporations and consultant
Recent Business Experience:

President and Chief Operating Officer of Schering-Plough Corporation (from 1998 to 2001), Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998), President of Schering Laboratories (from 1992 to 1994), President of Schering-Plough International (from 1988 to 1992)

Other Directorships:	First Health Group Corp.
Committee Memberships:	Audit and Finance

William E. Kennard
Age:	46
Director Since:	2001
Principal Occupation:	Managing Director, The Carlyle Group
Recent Business Experience:	Chairman of the Federal Communications Commission (from 1997 to 2001), General Counsel of the Federal Communications Commission (from 1993 to 1997)
Other Directorships:	Nextel Communications, Inc., Handspring, Inc. and DEX Media East, LLC
Committee Memberships:	Nominating & Governance (Chair), and Finance
Henry B. Schacht
Age:	68
Director Since:	1999
Principal Occupation:

Senior Advisor (from February 2003), Chairman (from 1996 to 1998 and from October 2000 to February 2003), Chief Executive Officer (from 1996 to 1997 and from October 2000 to January 2002), and Senior Advisor (from 1998 to 1999), Lucent Technologies Inc.

Recent Business Experience:

Managing Director and Senior Advisor, E.M. Warburg, Pincus & Co., L.L.C., from 1999 (currently on unpaid leave); Chairman, Avaya Inc. (September 2000 to October 2000); Chairman (from 1977 to 1995) and Chief Executive Officer (from 1973 to 1994), Cummins Engine Company, Inc.

Other Directorships:	Alcoa Inc. (Aluminum Company of America), Johnson & Johnson and Lucent Technologies Inc.
Committee Memberships:	Audit, Finance and Compensation
Donald M. Stewart
Age:	64
Director Since:	1986
Principal Occupation:	President and Chief Executive Officer, The Chicago Community Trust (from 2000)
Recent Business Experience:

Senior Program Officer and Special Advisor to the President, Carnegie Corporation of New York (from 1999 to 2000); President of The College Board (association of high schools and colleges, sponsor of the Scholastic Assessment Test (SAT) and other academic activities) (from 1987 to 1999)

Other Directorships:	Principal Financial Group (Bankers Life of Iowa Insurance Company) and Campbell Soup Company
Committee Memberships:	Compensation, Foundation, and Nominating & Governance

Class B Directors
	John F. Akers
	Age:	68
	Director Since:	1985
	Principal Occupation:	Director of various corporations
	Recent Business Experience:	Chairman (from 1986 to 1993), Director (from 1983 to 1993), Chief Executive Officer (from 1985 to 1993), and President (from 1983 to 1989), International Business Machines Corporation
	Other Directorships:	PepsiCo, Inc., Lehman Brothers Holdings Inc., Hallmark Cards, Inc., and W.R. Grace & Co.
	Committee Memberships:	Finance (Chair), Compensation, and Nominating & Governance
	Brenda C. Barnes
	Age:	49
	Director Since:	1998
	Principal Occupation:	Director of various corporations
	Recent Business Experience:

Interim President and Chief Operating Officer, Starwood Hotels & Resorts (from November 1999 to March 2000); President and Chief Executive Officer (from 1996 to 1997) and Chief Operating Officer (from 1993 to 1996), Pepsi-Cola North America; President (1992), Pepsi-Cola South

	Other Directorships:	Sears, Roebuck and Co., Avon Products, Inc., PepsiAmericas, Inc., Staples, Inc., LucasArts Entertainment Company L.L.C. and LucasDigital Ltd.
	Committee Memberships:	Compensation (Chair) and Finance
	Jacqueline H. Dryfoos
	Age:	59
	Director Since:	2000
	Principal Occupation:	Psychotherapist
	Recent Business Experience:	Private Practice (from 1981)
		Institute of Contemporary Psychotherapy (from 1986 to 2000)
	Committee Memberships:	Foundation (Chair) and Finance

Michael Golden
Age:	53
Director Since:	1997
Principal Occupation:	Vice Chairman and Senior Vice President of the Company (from 1997)
Recent Business Experience:

Vice President, Operations Development, of the Company (from 1996 to 1997); Executive Vice President, NYT Sports/Leisure Magazines, and Vice President and Publisher, Tennis magazine (from 1995 to 1996) and Executive Vice President and General Manager (from 1994 to 1995) and Senior Vice President and General Manager (from 1993 to 1994), NYT Women’s Magazines

Committee Memberships:	Foundation
Russell T. Lewis
Age:	55
Director Since:	1997
Principal Occupation:	President (from 1996) and Chief Executive Officer (from 1997) of the Company
Recent Business Experience:

Chief Operating Officer of the Company (from 1996 to 1997), President and General Manager (from 1993 to 1996), Deputy General Manager (from 1991 to 1993), Senior Vice President, Production (from 1988 to 1991) and Senior Vice President, Circulation (from 1984 to 1988), The New York Times

David E. Liddle
Age:	58
Director Since:	2000
Principal Occupation:	Partner, U.S. Venture Partners (from 2000)
Recent Business Experience:

Chairman (1999), President (from 1992 to 1999) and Co-Founder of Interval Research Corporation; Vice President, Personal Systems, International Business Machines Corporation (1991); President and Chief Executive Officer, Metaphor Computer Systems (from 1982 to 1991)

Committee Memberships:	Audit and Compensation

Ellen R. Marram
Age:	56
Director Since:	1998
Principal Occupation:	Managing Director, North Castle Partners, LLC (from 2000)
Recent Business Experience:

President and Chief Executive Officer of efdex, Inc. (the Electronic Food & Drink Exchange) (from 1999 to 2000); President (from 1993 to 1998) and Chief Executive Officer (from 1997 to 1998), Tropicana Beverage Group, and Executive Vice President, The Seagram Company Ltd. and Joseph E. Seagram & Sons Inc. (from 1993 to 1998); Senior Vice President, Nabisco Foods Group, and President and Chief Executive Officer, Nabisco Biscuit Company (from 1988 to 1993)

Other Directorships:	Eli Lilly and Company, Ford Motor Company
Committee Memberships:	Audit (Chair), Foundation, and Nominating & Governance
Arthur Sulzberger, Jr.
Age:	51
Director Since: Principal Occupation:	1997 Chairman of the Company (from 1997) and Publisher, The New York Times (from 1992)
Recent Business Experience:	Deputy Publisher (from 1988 to 1992) and Assistant Publisher (from 1987 to 1988), The New York Times
Committee Memberships:	Foundation
Cathy J. Sulzberger
Age:	53
Director Since:	2002
Principal Occupation:	Partner, LHIW Real Estate Development Partnership (from 1988)
Recent Business Experience:	Director, The Chattanooga Times (from 1996 to 1999); Consumer Affairs Consultant, Consumer Relations and Information Development, National Association of Retail Druggists (from 1980 to 1988)
Committee Memberships:	Finance

Interest of Directors in Certain Transactions of the Company

1. In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of the Company. Such transactions are conducted on an arm’s-length basis.

2. During 2002, Arthur Sulzberger, Jr. was employed as Chairman of the Company and Publisher of The New York Times, and Michael Golden was employed as Vice Chairman and Senior Vice President of the Company.  See “Compensation of Executive Officers” for a description of Mr. Sulzberger, Jr.’s and Mr. Michael Golden’s compensation.  Michael Greenspon, Jacqueline Dryfoos’s son, joined the Company on July 15, 2002, as Account Executive, Advertising Sales, of The Boston Globe, and was paid a total of $31,073 in 2002.  Daniel Cohen, formerly Senior Vice President, Advertising, in the Advertising Department of The New York Times, was retained as a television programming consultant to the Company, and was paid a total of $83,335 (and reimbursed related expenses).  Stephen Golden, Michael Golden’s brother, formerly Vice President, Forest Products, Health, Safety and Environmental Affairs, was on a leave of absence and retired on April 1, 2002.  Mr. Stephen Golden was paid a total of $1,947,624 in 2002, of which $1,829,983 was income recognized in connection with the exercise of stock options granted to him during his employment.  Susan W. Dryfoos, Jacqueline Dryfoos’s sister, formerly Director, Times History Productions, retired on November 30, 2001, and was paid a total of $32,548 in 2002, of which $29,859 was a payment of amounts earned during her employment and previously deferred.  Mr. Sulzberger, Jr., Mr. Michael Golden, Mr. Cohen, Mr. Stephen Golden, Ms. Jacqueline Dryfoos, and Ms. Susan Dryfoos are all either siblings or cousins and Mr. Greenspon is Ms. Jacqueline Dryfoos’s son.

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The Board recognizes its fiduciary duty to both Class A and Class B stockholders.

The Company is in the process of implementing various changes to its corporate governance practices in response to the Sarbanes-Oxley Act of 2002 and the proposed changes to the corporate governance listing standards of the New York Stock Exchange (“NYSE”).  In many instances, the Company already had in place procedures that comply with the new stricter requirements.  In other cases, changes are necessary.  Many of the changes required by the Sarbanes-Oxley Act are being phased in over time and the proposed NYSE rules are not yet effective.  As a result, the Company’s response to these changes will be an on-going process.

The following highlights some of the corporate governance initiatives taken by the Board both in response to the Sarbanes-Oxley Act and the proposed NYSE rules, and otherwise:

Corporate Governance Principles.  The proposed NYSE rules will require listed companies to adopt corporate governance principles.  The current version of the Company’s corporate governance principles, reflecting the following and other provisions, is included in this Proxy Statement as Appendix I.  It can also be found on the Corporate Governance section of our Web site, http://www.nytco.com/governance.

Director Election. All directors stand for election annually. Voting is not cumulative.

Director Retirement Age. None of our directors will stand for re-election after his or her 70th birthday, unless the Board determines otherwise.

Directors as Stockholders. All directors are expected to own stock in the Company.  Ownership of $100,000 in Company stock is considered an appropriate amount for each director to accumulate over a reasonable period of time.

Director Orientation. The Company has a comprehensive orientation program for all new non-management directors. It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company’s different business units. The senior management meetings will cover a corporate overview, the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies. All other directors will also be invited to attend each orientation program.

“Controlled Company” Exception to NYSE Rules.  The Company’s Board of Directors has determined not to take advantage of an available exception to certain of the proposed NYSE rules. A company of which more than 50% of the voting power is held by a single entity, a “controlled company”, need not comply with the requirements for a majority of independent directors or for independent compensation and nominating/corporate governance committees discussed below.  As a result of the 1997 Trust’s holdings of Class B stock, the Company would qualify as  a controlled company and could elect not to comply with these independence requirements.  However, the Company’s Board of Directors has determined to comply in all respects with the NYSE rules.

Independent Directors.  The proposed NYSE rules will require listed companies to have a board of directors with at least a majority of independent directors.  The Company has now, and has had for many years, a majority of independent directors.

Under the proposed NYSE rules, a director qualifies as “independent” upon the Board affirmatively determining that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  The proposed NYSE rules will permit the adoption, and the Board of the Company has already adopted categorical standards to assist it in making determinations of independence.  Under these standards, the Board has determined that no director will be considered not independent solely as a result of either of the following relationships:

♦ if the director is affiliated with an entity with which the Company does business, so long as purchases or sales of goods and services from or to the Company do not exceed 1% of the annual revenues of the Company or of the other entity; or

♦ if the director serves as an officer or director of a charitable organization to which the Company or The New York Times Company Foundation makes a donation, so long as the aggregate annual donations by the Company and the Foundation do not exceed 1% of that organization’s annual charitable receipts.

Consistent with the proposed NYSE rules, the Board has determined that each of Mr. Akers, Ms. Barnes, Messrs. Cesan, Kennard and Liddle, Ms. Marram, Mr. Schacht, and Dr. Stewart are independent.  Of the remaining directors, Messrs. Sulzberger, Jr., Lewis and Golden are executive officers of the Company, Ms. Dryfoos is a cousin of Messrs. Sulzberger, Jr. and

Golden, and Ms. Sulzberger is the sister of Mr. Sulzberger, Jr. and a cousin of Mr. Golden.

Board Committees.  Both the Sarbanes-Oxley Act and the proposed NYSE rules will require the Company to have an audit committee comprised solely of independent directors, and the proposed NYSE rules will also require the Company to have independent compensation and nominating/corporate governance committees.  The Company has long had Audit, Compensation and Nominating & Governance Committees comprised of independent directors, with the exception that Mr. Sulzberger, Jr. and Ms. Sulzberger previously served on the Nominating & Governance Committee.  In order to comply with the proposed NYSE rules, Mr. Sulzberger, Jr. and Ms. Sulzberger recently stepped down from that Committee.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the issuer, other than the Board seat, and receive no compensation in a capacity other than a director/committee member. Each member of our Audit Committee meets this independence standard.

The current charters of all five of the Company’s Board Committees can be found on the Corporate Governance section of our Web site, http://www.nytco.com/governance. In addition, the Audit Committee charter is attached to this Proxy Statement as Appendix II.

Audit Committee Financial Experts.  Rules promulgated by the SEC under the Sarbanes-Oxley Act will require the Company to disclose annually, beginning in its 2004 proxy statement, whether our Audit Committee has one or more “audit committee financial experts,” as defined by the SEC. The Board has determined that currently each of Ms. Marram and Messrs. Cesan, Liddle and Schacht qualifies as such an expert.

Code of Ethics.  The Board has adopted a code of ethics that applies not only to the Company’s CEO and senior financial officers, as required by the SEC, but also to its Chairman and Vice Chairman. The current version of such code of ethics can be found on the Corporate Governance section of our Web site, http://www.nytco.com/governance.

Non-Management Directors Meeting.  The proposed NYSE rules will require that the non-management directors of a listed company meet periodically in executive sessions.  While this has occurred informally at the Company from time to time in the past, the procedure has now been formalized with the intention that the non-management directors will meet separately at the end of each regular meeting of the Board.  Mr. Akers has been appointed as Presiding Director by the non-management directors to preside at these sessions.  Stockholders wishing to communicate with Mr. Akers in this capacity may do so c/o Corporate Secretary of The New York Times Company, 229 West 43rd Street, New York, New York 10036.

Board and Committee Evaluations. Our Board has initiated a Board and Committee evaluation process to faciliate an examination and discussion of how our Board and Committees function as groups and with senior management of our Company. We believe that our stockholders’ interests can be best protected by acknowledging the separate responsibilities of management and our Board and its Committees and by ensuring an open environment for Board and management discussions and actions.

No Interlocking Directorships. The Chairman of the Board, as Publisher of The New York Times newspaper, does not sit on any other company board. Although other members of senior management without editorial responsibilities are not so precluded, none sit on the boards of directors of any company at which one of our directors is the chief executive officer or chief operating officer.

Succession Planning. Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at The New York Times Company.

Senior Management Evaluation. In consultation with all non-management directors, the Compensation Committee annually evaluates the performance of our Chairman, CEO and Vice Chairman.

Board Meetings and Attendance

Board Meetings in 2002: Six

Board Committees: Five Standing Committees: Audit, Compensation, Finance, Foundation, Nominating & Governance. See “Board Committees” for Committee descriptions and membership.

Total Committee Meetings in 2002: 22

2002 Attendance: All directors attended 75% or more of the total Board and Committee meetings.

Stockholders wishing to recommend director candidates for consideration by the Nominating & Governance Committee may do so by writing to the Corporate Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Board Committees

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2002
Audit Ellen R. Marram, Chair Raul E. Cesan David E. Liddle Henry B. Schacht

♦  Engages the Company’s independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors’ independence and other matters. Recommends appropriate action to ensure the auditors’ independence.

♦  Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and major issues regarding accounting principles and practices, including any changes resulting from amendments to SEC or Financial Accounting Standards Board (“FASB”) rules.

♦  Meets at each meeting with the Company’s senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.

♦  Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.

♦  Reviews the Company’s risk assessment and risk management policies.

♦  Reviews the organization, resources and competence of the Company’s internal audit department.

		7
Compensation Brenda C. Barnes, Chair John F. Akers David E. Liddle Henry B. Schacht Donald M. Stewart

♦  Approves remuneration arrangements for all of the Company’s executive officers and senior management, including base salaries, salary increases, incentive compensation plans and awards. Reviews the reasonableness and appropriateness of all such compensation.

♦  Adopts and oversees the administration of incentive compensation and executive stock plans and determines awards granted to executive officers and senior management under such plans.

♦  Reports to the Board on the basis for the compensation payable to the Chairman, the CEO and the three other most highly compensated executive officers of the Company.

♦  Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels, generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.

♦  In consultation with all non-employee Directors, annually evaluates the performance of the Chairman, the CEO and the Vice Chairman.

♦  Appoints the ERISA Management Committee, which oversees administration of the Company’s health, benefit and savings plans and which reports to the Compensation Committee once a year.

♦  Has sole authority to engage an executive compensation consultant.

		4
Nominating & Governance William E. Kennard, Chair John F. Akers Ellen R. Marram Donald M. Stewart	♦ Makes recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership. ♦ Recommends candidates to the Board for election to the Board at the Annual Meeting. ♦ Advises the Board on appropriate compensation for outside directors. ♦ Advises the Board on corporate governance matters. ♦ Has sole authority to engage a search firm to identify director candidates.	4
Finance John F. Akers, Chair Brenda C. Barnes Raul E. Cesan Jacqueline H. Dryfoos William E. Kennard Henry B. Schacht Cathy J. Sulzberger

♦  Reviews the Company’s financial policies, including, without limitation, dividend policy, investment of cash, stock repurchase, short- and long-term financing, foreign currency, hedging and derivative transactions, material acquisitions and dispositions and capital expenditures.

♦  Establishes (and adjusts from time to time) investment policies for the Company’s retirement and savings plans.

♦  Appoints the Pension Investment Committee, which appoints and reviews the performance of the trustees and investment managers for the Company’s retirement and savings plans and which reports to the Finance Committee from time to time.

		5
Foundation Jacqueline H. Dryfoos, Chair Michael Golden Ellen R. Marram Donald M. Stewart Arthur Sulzberger, Jr.	♦ Advises the Board on the policies and direction of The New York Times Company Foundation. ♦ Reviews and makes recommendations to the Board with respect to the Company’s contributions to The New York Times Company Foundation.	2

Directors’ Compensation

Directors’ compensation is paid only to non-employee Directors.

Annual Retainer: $30,000 (paid quarterly)

Meeting Fees: $1,000 per Board or Committee meeting attended

Expenses: Reasonable expenses are reimbursed for attendance at Board and Committee meetings.

Aggregate Directors Compensation: For 2002, the Company paid an aggregate of approximately $618,024 in the form of retainers, meeting fees and expenses of attendance (including amounts deferred at the Directors’ request).

Stock Options: Options on 4,000 shares of our Class A stock are granted annually at market value. Options vest on the date of the next succeeding Annual Meeting and have a term of 10 years from date of grant.

Matching Gifts Program: The Company matches 150% of charitable contributions made by Directors to colleges, schools, cultural, journalism or environmental organizations, up to a maximum Company contribution of $4,500 per person per year. The Company also matches charitable contributions of retired Directors. A Director is considered “retired” if such director has served at least five years on the Board and is at least age 60 at the time he or she leaves the Company’s Board.

Life Insurance: The Company maintains insurance of $100,000 on the life of each non-employee Director. The income required by the Internal Revenue Service to be imputed in 2002 to non-employee Directors relative to this insurance was $2,915 in aggregate. Life insurance of $25,000 is maintained on the life of each retired non-employee Director.
Directors’ and Officers’ Liability Insurance

Combined insurance, including directors’ and officers’ liability, was purchased effective December 21, 2002, for a period of one year.  The aggregate limit for the combined insurance is $125 million with the Company responsible for 20% of any claim.  The total cost to the Company is $7,823,000.  If the $125 million limit is exhausted in covering claims not involving directors’ and officers’ liability, there is a separate $50 million side limit available for directors and officers liability.  The insurance carriers are CNA, U.S. Specialty Insurance Company, Ace USA, Gulf, Hartford, Liberty Insurance Underwriters, Munich American, Starr Excess International and Allied World.

Compensation of Executive Officers

The following tables and discussion summarize the compensation for the fiscal year ended December 29, 2002, of our chief executive officer and each of our four other most highly compensated executive officers.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation				Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
		Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Stock Options	LTIP Payouts	All Other Compensation
Name and Principal Position	Year	($)[1]	($)	($)[2]	($)[3]	(#)	($)[4]	($)[5]
Arthur Sulzberger, Jr. Chairman of the Board and Publisher of The New York Times	2002 2001 2000	956,800 920,000 870,000	1,532,794 0 1,305,000	4,593 4,920 5,064	3,593,600 0 0	150,000 150,000 150,000	200,000 500,000 600,000	5,100 5,100 4,800
Russell T. Lewis President and Chief Executive Officer	2002 2001 2000	956,800 920,000 870,000	1,532,794 0 1,305,000	89,782 16,011 16,374	898,400 2,152,750 805,000	150,000 150,000 150,000	200,000 500,000 600,000	5,100 5,100 4,800
Michael Golden Vice Chairman and Senior Vice President	2002 2001 2000	552,000 530,000 500,000	638,664 0 650,000	4,890 4,920 5,064	0 0 0	80,000 80,000 80,000	100,000 250,000 300,000	5,100 5,100 4,800
Janet L. Robinson Senior Vice President, Newspaper Operations, and President & General Manager, The New York Times	2002 2001 2000	625,000 595,000 500,000	743,438 83,333 650,000	5,186 6,076 6,192	1,796,800 0 322,000	80,000 80,000 80,000	100,000 125,000 150,000	5,100 5,100 4,800
Leonard P. Forman[6] Senior Vice President and Chief Financial Officer	2002	535,000	635,662	5,308	0	80,000	50,000	5,100

1.            Salaries are generally set and paid on a calendar year basis.

2.            Amounts shown in column (e) represent tax payment reimbursements.

3.            The amounts set forth in column (f) represent the value (on the dates granted) of (i) 80,000 shares of restricted stock granted to Mr. Sulzberger, Jr. in 2002, (ii) 20,000 shares of restricted stock granted to Mr. Lewis in 2002, 50,000 shares of restricted stock granted in 2001, and 20,000 shares of restricted stock granted in 2000, and (iii) 40,000 shares of restricted stock granted to Ms. Robinson in 2002 and 8,000 shares of restricted stock granted in 2000. The restricted stock granted in 2002 will vest 100% on the anniversary of the grant date in 2007; the restricted stock granted in 2001 will vest 100% on the anniversary of the grant date in 2006; and the restricted stock granted in 2000 will vest 50% on the anniversary of the grant date in 2003 and 50% on the anniversary of the grant date in 2004. Mr. Sulzberger, Jr., Mr. Lewis and Ms. Robinson are entitled to receive all cash dividends paid in respect thereof during the restricted periods. At December 29, 2002, Mr. Sulzberger, Jr.’s restricted shares had an aggregate market value of $3,560,800, Mr. Lewis’s restricted shares had an aggregate market value of $4,005,900, and Ms. Robinson’s restricted shares had an aggregate market value of $2,136,480.

4.            See “Long-Term Incentive Plan Awards in Last Fiscal Year” for an explanation of the Company’s long-term performance award program for senior executives.

5.            Amounts shown in column (i) represent amounts contributed by us as 50% matching contributions for the first 6% of earnings contributed by or on behalf of the named individuals to our Supplemental Retirement and Investment Plan.

6.            Mr. Forman became Senior Vice President and Chief Financial Officer on January 1, 2002.

Option Grants In Last Fiscal Year

	Individual Grants[1]				Grant Date Value[2]
(a)	(b)	(c)	(d)	(e)	(f)
Name	Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value ($)
Arthur Sulzberger, Jr.	150,000	2.78	46.015	12/12/2012	1,908,000
Russell T. Lewis	150,000	2.78	46.015	12/12/2012	1,908,000
Michael Golden	80,000	1.49	46.015	12/12/2012	1,017,600
Janet L. Robinson	80,000	1.49	46.015	12/12/2012	1,017,600
Leonard P. Forman	80,000	1.49	46.015	12/12/2012	1,017,600

1.            The options granted to the named individuals in 2002 become exercisable in installments of 25% of the original grant on each of the first through fourth anniversaries of the grant date. All options are for Class A stock and have an exercise price equal to the market value of the stock on the grant date.

2.            In accordance with the rules of the SEC, “Grant Date Present Value” has been calculated using the Black-Scholes model of option valuation, adjusted to reflect an option term of 4.42 years, which represents the weighted average (by number of options) over the past 10 years of the length of time between the grant date of options under the Company’s plans and their exercise date for all option exercises by the named executive officers and eight others who were named executive officers during that period. The model also assumes: (a) an interest rate of 2.93% that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term of 4.42 years; (b) volatility of 31.8% calculated using weekly stock prices for the 4.42 years (230 weeks) prior to the grant date; and (c) dividends at the rate of $.54 per share, which was the annualized rate of dividends on a share of Class A common stock as of the grant date. Based on this model, the calculated value of the options on the December 12, 2002, grant date was determined to be $12.72 per option.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values1

(a)	(b)	(c-1)	(c-2)	(d)	(e)
Name	Shares Acquired On Exercise (#)	Aggregate Value Realized ($)[2]	Annualized Value Realized ($)[3]	Number of Unexercised Options at FY-End (#) Exercisable/ Unexercisable[4]	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/ Unexercisable[5]
Arthur Sulzberger, Jr.	40,058	1,326,136	240,936	495,280/375,000	3,043,066/153,514
Russell T. Lewis	171,848	2,684,959	708,433	321,846/375,000	1,161,836/153,514
Michael Golden	64,534	2,530,652	343,280	291,124/200,000	2,240,856/81,874
Janet L. Robinson	10,000	306,813	52,184	259,028/200,000	1,580,357/81,874
Leonard P. Forman	14,000	237,013	48,876	124,575/170,000	614,222/24,837

1.            All options are for Class A stock.

2.            Market value of underlying securities at exercise minus the exercise price.

3.            Aggregate Value Realized upon exercise (column c-1) divided by the number of years executive held applicable option before exercise (column c-2).

4.            Options granted to these executives under our 1991 Executive Stock Incentive Plan become exercisable in four equal installments over a period of four years from the date of grant.

5.            Market value of underlying securities at December 29, 2002 ($44.51) minus the option exercise price.

Long-Term Incentive Plan Awards in Last Fiscal Year

In 1998, the Company began a long-term performance award program for senior executives. A grant is made each year in December for the three-year cycle commencing in the following January. The actual amount paid at the end of each of the cycles to the executive officers named below will range from the threshold to the maximum amount, or be $0, depending on the total return to holders of Class A stock relative to the total return to holders of stock in the companies that make up the “peer group” described under “Performance Presentation” during such three-year periods. Amounts paid for completed cycles are set forth in column (h) of the Summary Compensation Table.

			Price-Based Plans Estimated Future Payouts Under Non-Stock
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
Arthur Sulzberger, Jr.	1	3 years (2003-2005)	100,000	400,000	700,000
Russell T. Lewis	1	3 years (2003-2005)	100,000	400,000	700,000
Michael Golden	1	3 years (2003-2005)	50,000	200,000	350,000
Janet L. Robinson	1	3 years (2003-2005)	75,000	300,000	525,000
Leonard P. Forman	1	3 years (2003-2005)	50,000	200,000	350,000

Pension Plan Table

The following table shows the annual estimated benefits payable under our defined benefit retirement plans upon retirement to employees in specified covered compensation and years of credited service classifications. The maximum annual benefit payable under the plans which cover the executive officers is 50% of average annual covered compensation for the five highest-paid consecutive years out of the most recent 10 years. The maximum annual benefit is payable with 20 years of credited service and is prorated for less than 20 years. The amount of estimated annual benefit is based upon the assumption that the nonqualified supplemental executive retirement plan will continue in force in its present form.

Highest Five-Year Average Annual Compensation	Estimated Annual Pension For Representative Years of Credited Service
	10	15	20
$500,000	$125,000	$187,500	$250,000
750,000	187,500	281,250	375,000
1,000,000	250,000	375,000	500,000
1,250,000	312,500	468,750	625,000
1,500,000	375,000	562,500	750,000
1,750,000	437,500	656,250	875,000

The benefits described in the table above are calculated on a straight-life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

For named executive officers, annual covered compensation for 2002 is the sum of (i) the amount shown for 2002 in column (c) of the Summary Compensation Table and (ii) the annual bonus earned for 2001. Annual covered compensation for 2002 was $956,800 for Mr. Sulzberger, Jr., $956,800 for Mr. Lewis, $552,000 for Mr. Golden, $708,333 for Ms. Robinson and $535,000 for Mr. Forman.

The named executive officers had the following full years of credited service as of December 29, 2002: Mr. Sulzberger, Jr.: 24; Mr. Lewis: 31; Mr. Golden: 18; Ms. Robinson: 19; and Mr. Forman: 18.

Performance Presentation

The following graph shows the annual cumulative total stockholder return for the five years ending December 31, 2002, on an assumed investment of $100 on December 31, 1997, in the Company, the Standard & Poor’s S&P 500 Stock Index and an index of peer group communications companies. The peer group returns are weighted by market capitalization at the beginning of each year. The peer group is comprised of the common stocks of the Company and the following other communications companies: Dow Jones & Company, Inc., Gannett Co., Inc., Knight Ridder, Inc., Media General, Inc., The McClatchy Company, Tribune Company and The Washington Post Company. Stockholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming monthly reinvestment of dividends and (ii) the difference between the issuer’s share price at the end and the beginning of the measurement period by (b) the share price at the beginning of the measurement period. As a result, stockholder return includes both dividends and stock appreciation.

Stock Performance Comparison Between S&P 500, The New York Times
Company’s Class A Stock and Peer Group Common Stock

Compensation Committee Report

To the Stockholders of The New York Times Company:

Compensation Policies and Purposes

In order to effectively serve the interests of the Company and its stockholders, compensation for the Company’s executive officers, including the Chairman and the Chief Executive Officer, is designed to create incentives for high levels of individual and Company performance and to reward such performance. “At risk” compensation focuses on the Company’s financial targets, its performance relative to peer companies and the performance of its Class A stock; it is designed to align the interests of executives with those of stockholders. Annual bonuses are paid only if financial targets are achieved. Long-term bonuses are paid only if performance targets relative to certain peer companies are met. Both sets of targets are set by the Committee in advance and in conjunction with its review of the Company’s strategic and operating plans. The Committee grants stock options as part of executive compensation because it views stock options as a means of motivating superior performance and directly linking the interests of executives with those of stockholders. Stock options produce value for executives only if the Company’s stock price increases over the option price, which is set at the market price on the date of grant.

Compensation Structure

In 2001, the Committee structured 2002 compensation for executive officers to consist of salary, an annual bonus potential, stock options and restricted stock. It also set potential long-term performance awards for the three-year period 2002-2004 for most executive officers, including Arthur Sulzberger, Jr. and Russell T. Lewis. A substantial portion of total potential cash compensation for executive officers depended on annual bonus potentials and thus was tied to Company performance. The more responsible the executive officer’s position, the greater the portion of this “at risk” compensation.

Committee Procedures

The Committee consists solely of non-employee directors of the Company.  The Board of Directors has determined that each Committee member is “independent” under the proposed corporate governance listing standards of the New York Stock Exchange.

Prior to the Committee’s determination of 2002 salaries and annual bonus potentials for the Company’s executive officers, management reported to the Committee on its review of survey data assembled and analyzed by outside compensation consultants. The consultants analyzed total actual annual cash compensation and long-term awards for comparable executive positions at United States companies with revenues comparable to the Company as well as similar data from media companies, including those companies in the peer group described under “Performance Presentation” in this Proxy Statement. Approximately 100 companies were included in the survey, with annual revenues ranging from approximately $1.1 billion to $18.3 billion, with an average of $6.9 billion and a median of $5.5 billion. The consultants’ analyses took into account the effect of revenue size on the compensation practices of individual companies. The data was used to set target annual cash compensation for executive officers slightly above the mid-range of companies surveyed and to allocate a significant portion of such compensation to performance-based annual bonus potentials.

Salaries

Salaries for executive officers are generally reviewed annually and were set for 2002 in late 2001. Salary increases, including increases for the named executive officers, were based on a review of the competitive data described above. The 2002 salaries for the Company’s executive officers were generally within the mid-range of practices for companies surveyed, taking into account the Company’s revenue size. In setting compensation for individual executive officers, the Committee considered individual performance and responsibilities, the performance of the executive’s operating unit, where applicable, and the performance of the Company as a whole. The Committee believes these salaries are appropriate in light of salaries paid for comparable positions at other companies and the individual performance and responsibilities of the executives.

Prior to setting salaries for Mr. Sulzberger, Jr. and Mr. Lewis, the Committee reviewed data assembled by outside compensation consultants concerning the compensation for similar positions at other companies of comparable size. Their base salaries were set at $956,800, an amount which is slightly above the median for base salaries for their comparable positions at other companies.

Annual Bonuses

Annual bonus potentials for 2002 were set for executive officers in late 2001 as percentages of salaries. The more responsible the executive officer’s position, the higher the percentage. The amounts actually paid depended principally on the level of achievement of performance against financial targets which were set by the Committee at the same time in 2001 and, to a lesser extent, on an individual’s performance and contribution to other operating unit and corporate goals. These targets were based on earnings per share of the Company and on operating earnings of the Company or of the person’s operating unit.

The 2002 earnings per share targets, which were used to determine annual bonuses for Mr. Sulzberger, Jr. and Mr. Lewis, were substantially exceeded. As a result, annual bonus payouts were made to these executives at the 178% payout level as permitted under the plan. In 2001, the earnings per share target was not met and no annual bonus payout was made. In 2000, the earnings per share targets set for their annual bonuses were substantially exceeded, resulting in bonus payouts at the maximum amounts permitted under the plan for that year.

Long-Term Compensation

The number of stock options granted to each executive officer in 2002 depended on the degree of responsibility of the executive officer’s position. The number was based on a review of survey data supplied by outside compensation consultants of stock option grants and other long-term compensation paid to executives at comparable salary and responsibility levels at other companies surveyed to analyze salary and annual bonus compensation. In granting options, the Company’s goals are to attract, retain and motivate the highest caliber of executives by offering a competitive combination of annual and long-term compensation and to link a significant portion of executives’ total compensation to the interests of stockholders. To implement these goals, the Company’s grants were generally made slightly above the mid-range for option grants made by media companies in the survey. All stock options have an exercise price equal to the average of the highest and lowest market price of the Class A stock on the date of grant. In order to assure the retention of high-level executives and to tie the compensation of those executives to the creation of long-term value for stockholders, the Committee provided that these stock options become exercisable in equal portions over a four-year period. In making option grants in 2002, the Committee did not consider the number of options previously granted that remain outstanding.

The Committee has made grants of restricted stock to certain executive officers from time to time, including in 2002, to recognize superior contribution and/or to encourage retention. The amounts of these grants were set based on a review of survey data provided by the consultants. A restricted stock award is a grant of Class A stock conditioned upon continued employment throughout a specified period.

Long-term performance award potentials for the three-year period 2003-2005 were set in late 2002. Amounts actually paid will generally depend on the total return to Class A stockholders relative to the total return to stockholders of the companies that make up the “peer group” described under “Performance Presentation”. The amount of the potential award depended on the scope of the executive’s responsibility. These amounts were set based on a review of the survey data described above. The amounts of the potential awards were designed to set total long-term compensation slightly above the mid-range of total long-term compensation in the survey. Long-term performance awards for the three-year cycle ended December 2002, the potentials for which were set in 1999, were paid in February 2003.

Tax

The Internal Revenue Code has set certain limitations on the deductibility of compensation paid to a public company’s five most highly compensated executive officers. In 2000, stockholders of the Company approved amendments to the Company’s 1991 Executive Cash Bonus Plan and 1991 Executive Stock Incentive Plan (the “NYT Plans”) to allow compensation paid by the Company to executive officers pursuant to these plans to continue to be deductible by the Company for federal income tax purposes. All compensation paid to the Company’s executive officers in 2002 was deductible by the Company in accordance with such provisions of the Internal Revenue Code other than an amount of approximately $100,000. The Company may not be entitled to a tax deduction upon the vesting of restricted stock granted in 2002.

Compensation of the Chairman and Compensation
of the President and Chief Executive Officer

The Committee based 2002 compensation for Mr. Sulzberger, Jr. and Mr. Lewis on several different factors and criteria. The Committee believes that it structured Mr. Sulzberger, Jr.’s and Mr. Lewis’s 2002 compensation package to include a significant amount of “at risk” compensation that provides incentives tying the amount of their compensation to the Company’s performance. Stock options produce value in direct proportion to the value realized by all stockholders from price appreciation; annual bonuses are based on the achievement of specified financial performance targets; restricted stock rewards performance and retains executive talent; and long-term bonuses are based upon the relative performance of the Company’s stock and the stock of the companies described under “Performance Presentation”. Thus, 2002 compensation was based to a large degree on three types of performance measures, which taken together, closely link Company performance and Messrs. Sulzberger, Jr.’s and Lewis’s compensation. Other important factors the Committee considered in the determination of compensation for Mr. Sulzberger, Jr. and Mr. Lewis include their roles in creating and then implementing the Company’s long-term strategy, including the successful completion of investments in the Discovery Civilization Channel (to be renamed Discovery Times Channel in the first quarter of 2003) and New England Sports Ventures, as well as the acquisition of the International Herald Tribune. In addition, the Committee considered their roles in instituting and maintaining strong management succession and development programs, and in managing the Company’s affairs during the country’s current economic downturn.

Brenda C. Barnes, Chair
John F. Akers
David E. Liddle
Henry B. Schacht
Donald M. Stewart

Audit Committee Report

To the Stockholders of The New York Times Company:

Our Audit Committee is comprised of four non-employee directors and operates under a written charter adopted by the Board of Directors (see Appendix  II). The Board of Directors has determined that:

♦ each Committee member is “independent” under both the current and the proposed corporate governance listing standards of the New York Stock Exchange (“NYSE”) and is “financially literate” as currently defined by the NYSE;

♦ the Committee satisfies the “financial management expertise” standard, as currently required by the NYSE; and

♦ each of Ms. Marram, Mr. Cesan, Mr. Liddle and Mr. Schacht is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”).

The Sarbanes-Oxley Act of 2002 and the NYSE’s proposed corporate governance listing standards have expanded the responsibilities of the Audit Committee. Some of the changes have become effective and others will become effective at later dates. Members of the Committee continue to work closely with management to implement all changes and procedures required by the legislation and the amended listing standards.

Under our Audit Committee’s charter, management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Company’s independent auditors, Deloitte & Touche LLP (“Deloitte”), are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. Our Audit Committee is responsible for assisting our Board in monitoring:

♦ the integrity of the Company’s financial statements;

♦ the Company’s compliance with legal and regulatory requirements;

♦ the independent auditor’s qualifications and independence; and

♦ the performance of the Company’s internal audit function and independent auditors.

In this context, during 2002 the Committee met seven times and held separate discussions with management, the Company’s internal auditors and Deloitte. The Committee’s Chair, as representative of the Committee, discussed the Company’s interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer and/or Controller and Deloitte prior to public release. In the third quarter of 2002, the Committee began reviewing the Company’s quarterly financial statements with management and Deloitte.

Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed with management and Deloitte the Company’s 2002 annual consolidated financial statements. The Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, matters related to the conduct of the audit of the Company’s annual consolidated financial statements. The Committee also discussed with Deloitte the critical accounting policies and practices used in the preparation of the Company’s annual consolidated financial statements, and other material written communications between Deloitte and management.

In addition, the Committee has discussed with Deloitte that firm’s independence from the Company and management. The Committee has obtained and reviewed the written disclosures and letter required by the Independence Standards Board Standard No. 1 and provided to the Committee by Deloitte (Independence Discussions with Audit Committees). In addition, the Committee has discussed with Deloitte:

♦ the firm’s internal quality control procedures;

♦ any material issues raised by the most recent internal quality control review (or peer review) of the firm; and

♦ all relationships between the firm and the Company.

The Committee has also considered whether the provision of non-audit services by Deloitte in 2002 is compatible with maintaining the auditors’ independence.

The Committee discussed with the Company’s internal auditors, Deloitte and management the overall scope and plans for their respective audits. The Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their respective audits, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also discussed with Deloitte whether there were any audit problems or difficulties.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2002, for filing with the SEC.

The Committee also has recommended, subject to stockholder approval, the selection of Deloitte as the Company’s independent auditors for the fiscal year ending December 28, 2003.

Ellen R. Marram, Chair
Raul E. Cesan
David E. Liddle
Henry B. Schacht

Proposal Number 2 –
Selection of Auditors

The Audit Committee has selected the firm of Deloitte & Touche LLP, independent auditors, as our auditors for the fiscal year ending December 28, 2003, subject to ratification of such selection by our Class A and Class B stockholders voting together as one class. Deloitte & Touche LLP has audited our financial statements for many years.

We have been informed by Deloitte & Touche LLP that their firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Deloitte & Touche LLP has not had any connection during the past five years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. The representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit and Other Fees

We have elected to disclose fees billed to us by Deloitte & Touche LLP in accordance with the newly-adopted SEC rules amending the requirements for disclosure of audit and audit-related fees.

Audit Fees.  The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, comfort letters to underwriters and services normally provided by the independent auditor in connection with statutory and regulatory filings were $1,731,000 for the fiscal year ended December 29, 2002, and $1,270,000 for the fiscal year ended December 30, 2001.

Audit-Related Fees.  The aggregate fees billed by Deloitte & Touche LLP for assurance and related services related to the performance or review of the Company’s financial statements and not described above under “Audit Fees” were $400,000 for the 2002 fiscal year and $182,000 for the 2001 fiscal year.  In both years, the audit-related services included audits of the Company’s benefit plans and not-for-profit foundations and, in 2002, audit-related services also included agreed-upon procedures related to contract compliance reviews of certain of its third-party print sites.

Tax Fees.  The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for tax compliance, tax advice and tax planning were $604,000 for the 2002 fiscal year and $2,216,000 for the 2001 fiscal year.

All Other Fees.  The aggregate fees billed by Deloitte & Touche LLP for products and services other than those described above were none for the 2002 fiscal year and $14,000 for the 2001 fiscal year.  In 2001, the other fees consisted of a systems documentation project.

Audit Committee’s Pre-Approval Policies and Procedures

Effective February 20, 2003, our Board of Directors adopted a new Audit Committee Charter which, among other things, requires the Audit Committee to pre-approve the rendering by our independent auditor of audit or permitted non-audit services.  The Chair of the Audit Committee may pre-approve the rendering of services on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

Recommendation and Vote Required

The Audit Committee of the Board of Directors recommends a vote FOR the following resolution which will be presented to the meeting:

RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP, independent auditors, as auditors of The New York Times Company for the fiscal year ending December 28, 2003, is hereby ratified, confirmed and approved.

The affirmative vote of the holders of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, voting together as one class, is required for approval of this resolution. As a result, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Other Matters

Submission of Stockholder Proposals for 2004

Stockholders who intend to present proposals at the 2004 Annual Meeting under SEC Rule 14a-8 must insure that such proposals are received by the Secretary of the Company not later than November 5, 2003. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2003 proxy materials. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c), such proposal must be received prior to January 20, 2004.

Certain Matters Relating to Proxy Materials and Annual Reports

The Company may now satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact EquiServe Trust Company, N.A., P.O. Box 43069, Providence, RI 02940-3069, telephone 1-800-317-4445. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

By order of the Board of Directors

Rhonda l. Brauer
Secretary
New York, NY
March 4, 2003

Appendix I

THE NEW YORK TIMES COMPANY

CORPORATE GOVERNANCE PRINCIPLES

In February 2003, The New York Times Company’s Board of Directors, acting on the recommendation of the Nominating & Governance Committee, adopted the following Corporate Governance Principles:

1.   The Core Purpose and Core Values of the Company

The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

The core values that enable the Company to achieve its core purpose are:

1.                 Content of the highest quality and integrity.  This is the basis for the Company’s reputation and the means by which it fulfills the public trust and its customers’ expectations.

2.                 Fair treatment of employees based on respect, accountability and standards of excellence.

3.                 Creating long-term stockholder value through investment and constancy of purpose.

4.                 Good corporate citizenship.

In support of the Company’s core purpose and core values, the Board is committed to the editorial independence at all Company properties.

2.   Director Responsibilities

2.1            The business of the Company shall be managed under the direction of the Board of Directors.  The basic responsibility of the Board of Directors is to exercise its business judgment to act in what the Board members reasonably believe to be in the best interest of the Company and its stockholders.  Although approximately 30% of the Directors are elected by the holders of the Company’s Class A Common Stock and the remaining Directors by the holders of the Company’s Class B Common Stock, once elected all Directors have the same duties and responsibilities.

2.2            In discharging their obligations to stockholders, Directors are entitled to rely on the honesty and integrity of the Company’s senior management and its outside advisors and auditors.  The Directors will also be entitled to (a) Company-purchased directors’ and officers’ liability insurance, (b) Company-provided indemnification to the fullest extent permitted by law and the Company’s certificate of incorporation, by-laws and any indemnification agreements, and (c) legal protection from personal liability to the Company and its stockholders, as provided by state law and the Company’s certificate of incorporation.

2.3            Directors are expected to attend Board meetings and meetings of Committees on which they serve, to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities.  Written materials that are important to the Board’s understanding of the business to be conducted at a Board or Committee meeting should be distributed to the Directors sufficiently in advance of the meeting to allow the Directors to prepare for discussion of the business at the meeting.  Directors are expected to review these materials in advance of the meeting.

2.4            The Board has no policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer.  The Board believes that it is in the best interest of the Company for the Board to make a determination as to whether or not the offices should be separate, when it appoints a new Chairman or Chief Executive Officer.

2.5            The Chairman of the Board will set the agenda for Board meetings with the understanding that certain items necessary for appropriate Board oversight will be brought to the Board periodically for review and/or decision.  Any Director may request that an item be included on any meeting agenda.

2.6            To supplement the written materials distributed in advance of Board and Committee meetings, meetings will include presentations by management and, when appropriate, outside advisors or consultants, as well as ample time for a full and open discussion of the agenda items.

2.7            The non-management Directors will meet in regular executive sessions.  A non-management Director will be designated to preside at such sessions by the non-management Directors.

2.8            Directors are expected to adhere to the conflict of interest policies and the code of conduct maintained by the Board.

3.   Director Qualifications

3.1            The Board will have a majority of Directors who meet the criteria for independence required by the New York Stock Exchange.  The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Directors, as well as the composition of the Board as a whole.  This assessment will include consideration of Directors’ independence, diversity, character, judgment and business experience, as well as their appreciation of the Company’s core purpose, core values and journalistic mission. The Nominating & Governance Committee will consider and make recommendations to the Board concerning candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.  Final approval of a candidate is determined by the full Board.

3.2            It is the sense of the Board that a size of 12 to 16 is appropriate for purposes of functioning efficiently as a body.  However, the Board would provide for a smaller or larger size if circumstances so warranted.

3.3            It is the sense of the Board that when a Director retires or changes the principal position he or she held when initially elected to the Board, the Director should volunteer to resign from the Board as of the date of retirement or change in position.  It is not the sense of the Board that in every instance the Director in this circumstance should necessarily be required to leave the Board.  There should, however, be an opportunity for the Nominating & Governance Committee, in consultation with the Chairman, to review the continued appropriateness of Board membership under the circumstances and to recommend to the full Board the action, if any, to be taken on the proffered resignation.

3.4            Non-management Directors are encouraged to limit the number of other public company boards on which they serve, taking into account the potential time commitment of serving on these boards.  Non-management Directors should also advise the Chairman of the Board in advance of accepting an invitation to serve on another public company board.

3.5            The Company’s charter provides that all members of the Board are elected annually, and that voting is not cumulative.  No Director will stand for re-election to the Board after his or her 70th birthday, unless the full Board determines otherwise.

3.6            The Board does not believe it should establish term limits.  While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.  The Board believes that its annual performance evaluation provides each Director with a convenient opportunity to confirm his or her desire to continue as a Director.

4.   Director Access to Officers and Employees

4.1            Directors have full and free access to officers and employees of the Company.  The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chairman and the Chief Executive Officer on any written communications between a Director and an officer or employee of the Company.

5.   Director Compensation, Independence and Stock Ownership

5.1            The Nominating & Governance Committee will annually review the compensation of Directors and may, from time to time, make recommendations to the Board for changes.  The Nominating & Governance Committee will consider that Directors’ independence may be jeopardized if Director compensation (both direct and indirect) and perquisites exceed customary levels.

5.2            All Directors are expected to own stock in the Company.  Ownership of $100,000 in Company stock is considered an appropriate amount for each Director to accumulate over a reasonable period of time.

6.   Director Orientation

6.1            The Company has a comprehensive orientation program for all new non-management Directors.  It includes one-on-one meetings with senior management and top New York Times editors, a plant visit and extensive written materials on each of the Company’s different business units.  The senior management meetings will cover a corporate overview, the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, and its business conduct policies.  All other Directors will also be invited to attend each orientation program.

7.   Chairman, CEO and Vice Chairman Evaluation and Management Succession

7.1            In consultation with all non-management Directors, the Compensation Committee will conduct an annual review of the Chairman’s, the Chief Executive Officer’s and the Vice Chairman’s performance, as further set forth in its charter.

7.2            Recognizing the critical importance of executive leadership to the success of the Company, the Board will work with senior management to ensure that effective plans are in place for both short-term and long-term management succession.  As part of this process, senior management will make periodic reports to the Board on succession planning.  The Board will evaluate potential successors to the Chairman, the Chief Executive Officer and the Vice Chairman.

8.   Annual Performance Evaluation

8.1            The Board will conduct an annual self-evaluation to facilitate an examination and discussion of how it and its Committees function as groups and with senior management of the Company, what the Board contributes to the Company, and specific areas in which the Board or management believes that the Board could improve.

8.2            The Nominating & Governance Committee will propose the format for each annual evaluation.

9.   Board Committees

9.1            Currently the Board’s Committees are the Audit Committee, the Compensation Committee, the Finance Committee, the Foundation Committee and the Nominating & Governance Committee.  The Board may, from time to time, eliminate committees or establish or maintain additional committees, all as it deems necessary or appropriate.

9.2            All of the members of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee will be independent directors under the criteria established by the New York Stock Exchange.

9.3            Director’s fees (which include all fees, stock options and other consideration given to directors in their capacity as directors) are the only compensation the members of the Audit Committee may receive from the Company.

9.4            No member of the Audit Committee may serve on the audit committee of more than two other public companies, unless the full Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Company’s Audit Committee and such determination is disclosed in the Company’s annual proxy statement.

9.5            Committee members and Chairs will be appointed annually by the Board upon recommendation of the Nominating & Governance Committee with consideration of the desires of individual Directors.

9.6            Each Committee will have its own charter.  The Board will adopt, and may amend from time to time, such charters.  The charters will set forth the purposes and responsibilities of the Committees, as well as qualifications for Committee membership, procedures for Committee member appointment and removal, Committee structure and operations and Committee reporting to the Board.  The charters will also provide that each Committee will annually evaluate its performance.

9.7            The Chair of each Committee, in consultation with the other Committee members, will determine the frequency and length of the Committee meetings consistent with any requirements set forth in the Committee’s charter.  The Chair of each Committee, in consultation with the appropriate members of the Committee, will develop the agenda for each Committee meeting.

9.8   The Nominating & Governance Committee shall consult with the Chairman with respect to recommendations made to the Board hereunder or otherwise.

9.9            Each Committee shall hold such separate executive sessions from time to time, as required or as requested by any member.

9.10      The Board and each Committee have the authority to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance, but each Committee shall notify the Chairman of any such action.

10.  Periodic Review

10.1      These principles will be reviewed and may be amended by the Board from time to time.

Appendix II

THE NEW YORK TIMES COMPANY

AUDIT COMMITTEE CHARTER

Purpose of the Committee

The Board of Directors of The New York Times Company (the “Company”) has established the Audit Committee (the “Committee”) to assist the Board in monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor. The Committee is also responsible for producing an annual report on its activities for inclusion in the Company’s proxy statement.

The business of the Company is managed under the direction of the Board of Directors and the various committees thereof, including the Committee. The basic responsibility of the Committee is to exercise its business judgment in carrying out the responsibilities described in this Charter in a manner the Committee members reasonably believe to be in the best interest of the Company and its stockholders. The Committee is not expected to assume an active role in the day to day operation or management of the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee (i) to plan or conduct audits or (ii) to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. This is the responsibility of management and the independent auditor.

Committee Membership

The Committee shall consist of  no fewer than three members. Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange (the “NYSE”).

In consultation with the Nominating & Governance Committee, the Board shall appoint the members of the Committee and designate one member to be its Chair. Committee members may be replaced, and the Chair may be changed, from time to time by the Board.

Organization

The Committee shall meet regularly at such time and place as the Committee shall determine. Representatives of management and the independent auditor shall attend meetings as necessary. A quorum for the transaction of business at any meeting of the Committee shall consist of two Committee members.

The Chair shall, in consultation with other Committee members, set the agenda for, and preside at, meetings of the Committee.

The Secretary, the Assistant Secretary or another designated individual shall record and keep minutes of all Committee meetings.

Committee Responsibility and Authority

The responsibility and authority of the Committee include the following:

Engagement of Auditor; Company Relationship with Auditor

1.      The Committee shall have the sole authority to retain and terminate the Company’s independent auditor, subject, if applicable, to stockholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or non-audit work. The independent auditor shall report directly to the Committee. In carrying out this responsibility, the Committee may obtain the input of the Company’s management.

2.      The Committee shall discuss with the independent auditor the matters required to be discussed by:  (a) Statement on Auditing Standards No. 61, as it may be amended, relating to the conduct of the audit, and (b) Statement on Auditing Standards No. 100, as it may be amended (“SAS 100”), relating to the conduct of a review of interim financial information.

3.      The Committee shall review with the independent auditor the items as to which the independent auditor is required to report to the Committee pursuant to Section 10A(k) of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, as in effect from time to time. These include (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management.

4.      The Committee shall review with the independent auditor (a) any management letter provided by the independent auditor and management’s response to that letter and (b) a summary of the major audit reports issued by the internal audit department and management’s response thereto.

5.      The Committee shall review with the independent auditor audit problems or difficulties encountered by the independent auditor in the course of its annual audit work, and management’s response.

6.      As required by the NYSE, the Committee shall, at least annually, obtain and review a report by the independent auditor describing:  (a) the firm’s internal quality-control procedures; (b) any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Company.

The Committee shall evaluate the qualifications, performance and independence of the independent auditor (in light of applicable legal or stock exchange independence standards then in effect), including considering whether the independent auditor’s quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence, and taking into account the opinions of management and the internal auditors.

7.      The Committee shall set clear Company policies for hiring employees or former employees of the independent auditor.

Financial Disclosure of the Company

8.      The Committee shall meet with the independent auditor and the Company’s internal auditors, prior to the commencement of the annual audit, to review the planning and scope of the audit.

9.      The Committee shall generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee will pre-approve each such release or guidance. The Committee Chair (or another Committee member acting as Chair), as representative of the Committee, shall discuss the Company’s quarterly earnings press releases with management and the independent auditor prior to public release.

10.   The Committee shall discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The Committee shall also review with management, on a quarterly basis, the Company’s disclosure controls and procedures. The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

11.   The Committee shall discuss with management, internal auditors and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (i) any significant change in the Company’s selection or application of accounting principles, (ii) any major issues relating to the adequacy of the Company’s internal controls, (iii) any steps adopted in light of material control deficiencies, and (iv) any fraud, material or otherwise, that involved management or other employees who have a significant role in the Company’s internal controls and that had come to the attention of management or to the independent auditor.

Communication with Management and Employees

12.   The Committee shall review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

13.   The Committee shall meet separately, periodically, with the Company’s Chief Financial Officer, its General Counsel, and its Director of Internal Audit, and with representatives of the independent auditor.

14.   As required by the NYSE, the Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting or auditing matters.

Other Responsibilities

15.   The Committee shall review the Company’s policies with respect to risk assessment and risk management.

16.   The Committee shall review the organization of the internal audit department, the adequacy of its resources, the competence of its staff and whether it has the independence necessary to work in compliance with recognized standards of internal auditing.

17.   The Committee shall, as appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

18.   The Committee may delegate authority to individual Committee members or such subcommittees as the Committee deems appropriate and shall review the actions of all such individuals or subcommittees as appropriate. In this regard, the Chair is delegated the authority to (a) pre-approve any engagement for audit services or permitted non-audit services, provided the Chair shall present any decisions made under the auspices of this authority to the full Committee at the next scheduled meeting, and (b) discuss with the independent auditor the matters required to be discussed by SAS 100.

19.   The Committee shall report to the Board regularly on its actions and deliberations.

20.   The Committee shall exercise such other powers and authority as the Board shall, from time to time, confer upon it.

In carrying out its responsibilities, the Committee’s practices and policies should remain flexible, in order for the Committee to respond to changing facts and circumstances.

Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and shall report the results of such review to the Board. In connection with the annual review, the Committee shall also recommend to the Board any modifications to this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

229 West 43rd Street New York, NY 10036

tel 212-556-1234

	The New York Times Company CLASS A
P R O X Y			Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 15, 2003
	The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Solomon B. Watson IV, and
	Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent
	the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY
	to be held at 10:00 A.M., local time, at the New Amsterdam Theatre, 214 West 42nd Street, New
	York, New York 10036, on Tuesday, April 15, 2003, or at any adjournments thereof, and to vote on
	all matters coming before said meeting including the proposals indicated on the reverse side hereof.
	Election of Class A Directors. Nominees:				Change of Address
	01.	Raul E. Cesan	03.	Henry B. Schacht
	02.	William E. Kennard	04.	Donald M. Stewart

					(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

SEE REVERSE SIDE

^FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL^

The New York Times Company

Annual Meeting of Stockholders

April 15, 2003

10:00 A.M.

New Amsterdam Theatre

214 West 42nd Street

New York, New York  10036

☒    Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class A directors and FOR proposal 2.

The Board of Directors recommends a vote FOR proposals 1 and 2
	For	Withheld		For	Against	Abstain
1. Election of Class A Directors (see reverse)	☐	☐	2. Ratification of Deloitte & Touche LLP as auditors	☐	☐	☐
For, except vote withheld from the following nominee(s)
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 15, 2003.

Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated March 4, 2003. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.

Change of address on Reverse Side ☐

SIGNATURE(S)                                                                                                               DATE

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL^

The New York Times Company

Dear Stockholder:

The New York Times Company encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.                 To vote over the Internet:

•       Log on to the Internet and go to the web site http://www.eproxyvote.com/nyt

2.                 To vote by telephone:

•       On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

Your vote is important. Thank you for voting.

	The New York Times Company CLASS B
P R O X Y			Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting on April 15, 2003
	The undersigned hereby constitutes and appoints Arthur Sulzberger, Jr., Solomon B. Watson IV, and
	Rhonda L. Brauer, and each of them, as proxies with full power of substitution in each, to represent
	the undersigned at the Annual Meeting of Stockholders of THE NEW YORK TIMES COMPANY
	to be held at 10:00 A.M., local time, at the New Amsterdam Theatre, 214 West 42nd Street, New
	York, New York 10036, on Tuesday, April 15, 2003, or at any adjournments thereof, and to vote on
	all matters coming before said meeting including the proposals indicated on the reverse side hereof.
	Election of Class B Directors. Nominees:						Change of Address
	01.	John F. Akers	02.	Brenda C. Barnes	03.	Jacqueline H. Dryfoos
	04.	Michael Golden	05.	Russell T. Lewis	06.	David E. Liddle
	07.	Ellen R. Marram	08.	Arthur Sulzberger, Jr.	09.	Cathy J. Sulzberger

							(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes-SEE REVERSE SIDE-but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card.

SEE REVERSE SIDE

^FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL^

The New York Times Company

Annual Meeting of Stockholders

April 15, 2003
10:00 A.M.
New Amsterdam Theatre
214 West 42nd Street
New York, New York  10036

☒   Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of Class B directors and FOR proposal 2.

The Board of Directors recommends a vote FOR proposals 1 and 2
	For	Withheld		For	Against	Abstain
1. Election of Class B Directors (see reverse)	☐	☐	2. Ratification of Deloitte & Touche LLP as auditors	☐	☐	☐
For, except vote withheld from the following nominee(s)
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 15, 2003.

Your signature on the proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated March 4, 2003. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or at any adjournment thereof.

Change of address on Reverse Side ☐

Signature(s)                                                                                                                           Date

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL^

The New York Times Company

Dear Stockholder:

The New York Times Company encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return your proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.                 To vote over the Internet:

•       Log on to the Internet and go to the web site http://www.eproxyvote.com/nyt1

2.                 To vote by telephone:

•       On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

Your vote is important. Thank you for voting.

SECRETARY’S OFFICE			NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL
FIRST CLASS MAIL	PERMIT NO.289	NEW YORK NY
POSTAGE WILL BE PAID BY ADDRESSEE

THE NEW YORK TIMES COMPANY
229 WEST 43RD STREET
NEW YORK NY 10109-0135

Please return this card only if you plan to attend.	☐ I plan to attend the Meeting.*

Please type or print clearly.

The New York Times Company Annual Meeting of Stockholders 10:00 A.M., Tuesday, April 15, 2003
Name of Stockholder

New Amsterdam Theatre 214 West 42nd Street New York, New York 10036	Street Address
	City	State	Zip
*To facilitate counting, please vote your proxy even if you are planning to attend. You can always revoke it at the meeting if you wish.